Exhibit 99

Media: Tom Robinson
816.556.2902

Investor:  Todd Kobayashi
816.556.2312

FOR IMMEDIATE RELEASE

STRATEGIC ENERGY PRESIDENT AND CEO IS APPOINTED

Kansas City, MO, October 28, 2004 - Great Plains Energy (NYSE: GXP) announced today the appointment of Shahid Malik as the President and CEO of Strategic Energy, LLC, effective November 10. He will report to Michael J. Chesser, Chairman and CEO of Great Plains Energy. Headquartered in Pittsburgh, Strategic Energy is a leading competitive electricity supplier and a subsidiary of Great Plains Energy. Mr. Malik succeeds Rick Zomnir who, as previously announced, will resign.

Chesser remarked on Malik's appointment, "We are excited to have Shahid lead our strong management team at Strategic Energy. His wide range of experience in the industry will help drive our subsidiary's growth and expansion in new and existing deregulated markets. He has a proven track record in providing strategic direction to complex businesses while maintaining a core philosophy of high values and integrity."

Malik comes to Strategic Energy with over 20 years of experience in the energy industry including executive positions with Reliant Energy Wholesale Group, Entergy Corporation, Ferrell North America and British Petroleum PLC. He most recently was a Partner with Sirius Solutions LLP focusing on strategic risk management practices.

He holds a Bachelor of Arts degree in Economics from the University of Manchester, Manchester, England and an MBA from Rice University, Houston.

Great Plains Energy Incorporated (NYSE:GXP), headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest; and Strategic Energy, LLC, a competitive electricity supplier. The Company's web site is www.greatplainsenergy.com.

CERTAIN FORWARD-LOOKING INFORMATION -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic

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conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and the Company; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry and constraints placed on the Company's actions by the Public Utility Holding Company Act of 1935; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on the Company's pension plan assets and costs; ability to maintain current credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability and deliverability of fuel; ability to achieve generation planning goals and the occurrence of unplanned generation outages; delays in the anticipated in-service dates of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; performance of projects undertaken by the Company's non-regulated businesses and the success of efforts to invest in and develop new opportunities; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors.

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